UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2004

MERGE TECHNOLOGIES INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	0-29486	39-1600938
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1126 South 70th Street, Milwaukee, Wisconsin		53214
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(414) 977-4000

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Merge Technologies Incorporated (the "Company") entered into a Merger Agreement (the "Merger Agreement"), dated November 24, 2004, by and among the Company, AccuImage Diagnostics Corp., a Nevada corporation ("AccuImage"), ADI Acquisition Corp. a Nevada corporation and wholly owned subsidiary of the Company ("Acquisition Sub") and Aviel Faliks, providing for the merger of Acquisition Sub with and into AccuImage (the "Merger"), with AccuImage continuing as the surviving corporation. Following the Merger, AccuImage will continue as a wholly owned subsidiary of the Company. The Boards of Directors of AccuImage and the Company have approved the Merger and the Merger Agreement.

Pursuant to the terms of the Merger Agreement, AccuImage shareholders will receive cash for their shares of AccuImage common stock equal to approximately $0.10 per share of common stock or a total of approximately $6.0 million.
Consummation of the Merger is subject to customary conditions, including approval of AccuImage’s shareholders.

In connection with the Merger Agreement, Aviel Faliks, the principal shareholder of AccuImage, has entered into a voting agreement with the Company in which he has agreed to vote his 59% of AccuImage common stock in favor of the Merger. The voting agreement is subject to termination under certain circumstances, including termination of the Merger Agreement by the Board of Directors of AccuImage pursuant to the Board of Director’s fiduciary duties to AccuImage shareholders.

The parties expect the Merger to be completed in the first quarter of 2005.

Item 7.01. Regulation FD Disclosure.

On November 24, 2004, the Company issued a news release announcing that it had entered into a Merger Agreement with AccuImage, Acquisition Sub and Aviel Faliks. The full text of the news release is attached as exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated into future filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless expressly set forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1 Merger Agreement by and among Merge Technologies Incorporated, ADI Acquisition Corp., AccuImage Diagnostics Corporation and the Principal Shareholder of AccuImage Diagnostics Corporation dated November 24, 2004.

2.2 Voting, Proxy and Option Agreement between Merge Technologies Incorporated and Aviel Faliks dated November 24, 2004.

99.1 News Release of Merge Technologies Incorporated dated November 24, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE TECHNOLOGIES INCORPORATED

November 24, 2004	By:	Richard A. Linden

Name: Richard A. Linden
Title: President and Chief Executive Officer

MERGE TECHNOLOGIES INCORPORATED

November 24, 2004	By:	Scott T. Veech

Name: Scott T. Veech
Title: Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Merger Agreement by and among Merge Technologies Incorporated, ADI Acquisition Corp., AccuImage Diagnostics Corporation and the Principal Shareholder of AccuImage Diagnostics Corporation dated November 24, 2004.
2.2	Voting, Proxy and Option Agreement between Merge Technologies Incorporated and Aviel Faliks dated November 24, 2004.
99.1	Exhibit 99.1 News Release of Merge Technologies Incorporated dated November 24, 2004.